UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017

ICTV BRANDS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49638	76-0621102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Devon Park Drive, Suite 306 Wayne, PA 19087
(Address of principal executive offices)

484-598-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                             Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                             [  ]

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 6, 2017 the Board of Directors of ICTV Brands Inc. (the “Company”), upon recommendation of management, determined the following previously issued financial statements should no longer be relied upon:

●	The Company’s condensed consolidated financial statements for the quarter ended June 30, 2017, which were included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

The conclusion was based on the discovery that one category of inventory was counted twice, resulting in an overstatement of the inventory balance. The financial impact is a decrease in inventory of $1,065,555 and an increase in the cost of sales and net loss of $1,065,555 for the three and six months ended June 30, 2017. Management discussed the matter with the Company’s independent auditors, EisnerAmper LLP, and determined that the effect of such errors were material. As a result, the Company has decided to restate the consolidated financial statements for the quarter ended June 30, 2017. The financial statements included within the Quarterly Report noted above should no longer be relied upon.

The Company will file amendments to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 in which the financial statements for the quarter ended June 30, 2017 will be restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICTV BRANDS INC.

Date: November 6, 2017		/s/ Richard Ransom
	Name:	Richard Ransom
	Title:	President